Exhibit 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent: (i) to the reference to our Firm under the caption "Experts" in this Registration Statement on Form S-3 of James River Corporation of Virginia; and
(ii) to the incorporation by reference therein of our report dated March 14, 1994, on our audit of the consolidated financial statements of Jamont Holdings, N.V. as of December 31, 1993 and for the year then ended , which report is filed on the Form 8-K, dated April 27, 1994.




                                   COOPERS & LYBRAND





Eindhoven, The Netherlands
June 20, 1994